UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2024

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On June 5, 2024, Cognizant Domestic Holdings Corporation (“CDHC”), a wholly-owned subsidiary of Cognizant Technology Solutions Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Propulsion Holdings, LLC (“Propulsion Holdings”), Propulsion Intermediate, LP and Eagle Acquisition Sub, LLC, a direct wholly-owned subsidiary of CDHC (“Merger Sub”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, CDHC will acquire 100% of the units of Propulsion Holdings, the indirect parent of Belcan, LLC, via a reverse subsidiary merger transaction (the “Transaction”). The aggregate purchase price consideration for all of the outstanding equity of Propulsion Holdings, consisting of the outstanding units and options to acquire units, is approximately $1.29 billion, consisting of $1.19 billion in cash and 1,470,589 shares of Class A Common Stock, par value $0.01 per share, of the Company. The purchase price is subject to customary adjustments set forth in the Merger Agreement. The cash consideration is expected to be funded through a mix of cash on hand and debt.

The Transaction is expected to close in the quarter ending September 30, 2024, subject to certain closing conditions, including, among others, (1) the receipt of required regulatory approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the consummation of the Transaction and approval of the Transaction pursuant to the UK National Security and Investment Act 2021, (2) the absence of any law or order prohibiting the closing, (3) the receipt of certain third party consents, (4) the continued effectiveness of certain employment, non-solicitation and confidentiality agreements, (5) the accuracy of representations and warranties of the parties, subject to certain specified materiality standards and certain exceptions contained therein, (6) performance by the parties of their respective covenants and obligations under the Merger Agreement in all material respects, (7) the absence of a material adverse change, (8) the absence of any legal proceeding pending before any governmental authority wherein an unfavorable resolution would prohibit consummation of the Transaction or the transactions contemplated by the other ancillary agreements or cause the Transaction or the transactions contemplated by the other ancillary agreements to be rescinded following the consummation thereof, (9) the transition of operations in connection with a specific contract to be in accordance with certain specified revenue and other financial thresholds; and (10) the distribution of a minority ownership interest in a joint venture to the sole unitholder of Propulsion Holdings. The Transaction is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties made by each party. CDHC and Propulsion Holdings have also agreed to various customary covenants and agreements, including, among others, that during the period between the execution of the Merger Agreement and the closing of the Transaction, Propulsion Holding will conduct its business in the ordinary course consistent with past practice and will not solicit or enter into other acquisition proposals. In addition, each of CDHC and Propulsion Holdings are required to use reasonable best efforts to take, or cause to be taken, all actions necessary to satisfy the conditions to consummate the Transaction, including to obtain required approvals and consents.

CDHC and Propulsion Holdings have agreed to establish an escrow, funded from the gross closing consideration. The escrow will be available to fund any purchase price adjustment in CDHC’s favor.

To provide for the recovery of losses, if any, incurred by CDHC and its affiliates, CDHC purchased buy-side representations and warranties insurance policies (collectively, the “R&W Policies”). The policy period under such R&W Policies shall commence on the date the Merger Agreement was executed. The R&W Policies are subject to a cap and certain customary terms, exclusions and deductibles, which limit the ability to make certain recoveries under the R&W Policies.

The Merger Agreement contains termination rights for each of CDHC and Propulsion Holdings, including in the event that (1) CDHC, on the one hand, and Propulsion Holdings or the sole unitholder and representative for the optionholders, in each case, of Propulsion Holdings, on the other hand, agree to terminate the Merger Agreement by mutual written consent, (2) the Transaction is not consummated on or before 180 days following the date of the Merger Agreement (subject to two 90 (ninety)-day extensions at the election of either party in the event that regulatory approvals remain the only conditions to the closing not satisfied), (3) any restraint having the effect of preventing the consummation of the Transaction shall have become final and non-appealable and (4) a material breach of the Merger Agreement by the other party such that the applicable conditions to consummate the Transaction would not be satisfied, which failure or breach has not been cured within fifteen (15) business days after receipt of written notice of such breach or is incapable of being cured.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference. It is not intended to provide any other factual information about the Company, CDHC, Propulsion Holdings or their affiliates and subsidiaries. In particular, the assertions embodied in the representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and are qualified by information in confidential disclosure schedules provided by Propulsion Holdings in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties, covenants and agreements set forth in the Merger Agreement. Moreover, certain representations, warranties, covenants and agreements in the Merger Agreement were used for the purpose of allocating risk between CDHC and Propulsion Holdings rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. Accordingly, the representations, warranties, covenants and agreements in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as characterizations of the actual state of facts about the Company, CDHC, Propulsion Holdings or their affiliates and subsidiaries. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.
Item 7.01.    Regulation FD Disclosure.
On June 10, 2024, the Company issued a press release regarding the Transaction. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.*

The Company’s investor presentation containing additional information regarding the Transaction is attached to this current report on Form 8-K as Exhibit 99.2.*
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 5, 2024, among Propulsion Holdings, LLC, Cognizant Domestic Holdings Corporation, Eagle Acquisition Sub, LLC, and Propulsion Intermediate, LP **
99.1	Press Release of Cognizant Technology Solutions Corporation, dated June 10, 2024*
99.2	Investor Presentation, dated June 10, 2024*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The information in Item 7.01, Exhibit 99.1, and Exhibit 99.2 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
**	Certain schedules and other similar attachments to this Exhibit 2.1 have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. In addition, portions of Exhibit 2.1 have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon request.

Forward Looking Statements

This current report on Form 8-K includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to the anticipated growth of the Engineering Research & Development services market and Aerospace & Defense sector; the benefits of the Transaction, including the impact of the acquisition of Propulsion Holdings on the business and prospects of both the Company and Propulsion Holdings, including revenue, synergies, new business opportunities, growth, expansion and the anticipated impact of the transaction on our future financial and operating results; the expected timing of the transaction closing; the combined company's plans, objectives, expectations and intentions, including the contemplated increase in the Company’s share repurchase plan; and other statements that are not historical facts. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the risk that the revenue synergies and any cost savings from the transaction may not be fully realized or may take longer than anticipated to be realized; disruption to the parties' businesses as a result of the announcement and pendency of the transaction; the ability by each of the Company and Propulsion Holdings to obtain required approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect us after the closing of the transaction or adversely affect the expected benefits of the transaction; reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the transaction; the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; risks related to management and oversight of the expanded business and operations of the Company following the transaction due to the increased size and complexity of its business; the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction; the risk that combining Propulsion Holdings’ business and operations into the Company will be more costly or difficult than expected, or that we are otherwise unable to successfully integrate Propulsion Holdings’ businesses with our own, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and other factors that may affect our future results or that of Propulsion Holdings, including general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement our NextGen program and the amount of costs, timing of incurring costs and ultimate benefits of such plans, our ability to successfully use AI-based technologies, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration and taxes. Additional factors which could affect future results are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Jatin Dalal
Name:	Jatin Dalal
Title:	Chief Financial Officer

Date: June 10, 2024